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                                                                    Exhibit 23.2

                         Consent of Independent Auditors

     We consent to the incorporation by reference in the Registration Statements of Storage Computer Corporation and subsidiaries (the "Company") on Form S-8 of our report dated February 25, 1998 on the consolidated statements of operations, stockholders' equity and cash flows of the Company for the year ended December 31, 1997 appearing in this annual report on Form 10-K of the Company.




/s/ Richard A. Eisner & Company, LLP
Richard A. Eisner & Company, LLP

New York, New York
April 13, 2000


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